UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023 (January 23, 2023)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2023 (the “Closing Date”), LogicMark, Inc., a Delaware corporation (the “Company”), in connection with a firm commitment public offering (the “Offering”), sold an aggregate of (i) 10,585,000 units (the “Units”), consisting of 10,585,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) and 10,585,000 common stock purchase warrants exercisable at $0.371 per share, subject to certain adjustments (the “Warrants”), to purchase up to an aggregate of 15,877,500 shares of Common Stock, and (ii) 3,440,000 pre-funded units of the Company (the “Pre-Funded Units”), consisting of 3,440,000 pre-funded common stock purchase warrants exercisable at $0.001 per share, subject to certain adjustments (the “Pre-Funded Warrants”), and 3,440,000 Warrants to purchase up to an aggregate of 5,160,000 shares of Common Stock and (iii) 815,198 additional Warrants (the “Option Warrants”) to purchase up to 1,222,797 shares of Common Stock, which Option Warrants were issued upon the partial exercise by the underwriters of their over-allotment option, pursuant to an underwriting agreement, dated as of January 23, 2023 (the “Underwriting Agreement”), between the Company and Maxim Group LLC (the “Representative”), as representative of the underwriters named therein. Pursuant to the Underwriting Agreement, the Company granted the underwriters a 45-day option to purchase up to an aggregate of 2,103,750 additional Shares and/or Pre-Funded Warrants, and/or 2,103,750 Warrants, exercisable for up to 3,155,625 shares of Common Stock, which was partially exercised as described above. Neither the Units nor the Pre-Funded Units have stand-alone rights, are certificated or issued as stand-alone securities. The Shares and Warrants included in the Units, and the Pre-Funded Warrants and Warrants included in the Pre-Funded Units, are immediately separable from one another and were issued separately in the offering.

The Units, Pre-Funded Units, the Shares, Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units, as applicable, and the Option Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-268688) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on January 23, 2023.

The Warrants are immediately exercisable and will terminate on the date that is five years after the initial exercise date and each Warrant is exercisable for one and one-half shares of Common Stock to the holder of such Warrant. The exercise price of the Warrants is subject to customary adjustments for stock dividends, stock splits and other subdivisions, combinations and re-classifications, and will be reset on the date of the Company’s next reverse stock split to the lower of (i) the closing price per share of the Common Stock immediately prior to such reverse stock split, after giving effect to the reverse stock split and (ii) the exercise price of the Warrants then in effect after giving effect to such reverse stock split. The Pre-Funded Warrants are immediately exercisable until they are exercised in full. The exercise price of the Pre-Funded Warrants is subject to customary adjustments for stock dividends, stock splits and other subdivisions, combinations and re-classifications. The Warrants and the Pre-Funded Warrants are also each exercisable on a cashless basis, any time after their initial exercise dates, pursuant to the formula set forth in the Warrants and Pre-Funded Warrants, respectively.

On January 25, 2023, the Company entered into a warrant agency agreement with the Company’s transfer agent, Nevada Agency and Transfer Company, who is also acting as the warrant agent for the Company, setting forth the terms and conditions of the Warrants and Pre-Funded Warrants sold in the Offering (the “Warrant Agency Agreement”).

On the Closing Date, the Company received gross proceeds, inclusive of proceeds from the partial exercise of the underwriters’ over-allotment option, of approximately $5.2 million, before deducting underwriting discounts and commissions of 7% of the gross proceeds (3.5% of the gross proceeds in the case of certain identified investors) and estimated Offering expenses. The Company estimates that total Offering expenses and such discounts and commissions were approximately $800,000. The Company intends to use the net proceeds from the Offering for new product development and working capital.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

On January 25, 2023, the Company also entered into voting agreements with certain investors in the Offering (the “Voting Agreements”). Pursuant to the terms of the Voting Agreements, such investors agreed to vote all shares of Common Stock they beneficially own on and after January 25, 2023, including the Shares, with respect to the proposals presented by the Company to the stockholders of the Company at the Company’s next meeting of its stockholders, including at every adjournment or postponement thereof, or any subsequent meeting of its stockholders duly called for the same or similar purposes. For clarity, each investor’s agreement to vote its shares of Common Stock in accordance with the immediately preceding sentence, does not require such investor to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

The final prospectus relating to the Offering was filed with the SEC on January 25, 2023 and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus relating to the Offering may be obtained from the SEC’s website or from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022.

The foregoing summaries of the terms of the Underwriting Agreement, Warrants, Pre-Funded Warrants, Warrant Agency Agreement and Voting Agreements do not purport to be complete and are each qualified in their entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference, and by reference to the full text of the forms of Warrant, Pre-Funded Warrant, Warrant Agency Agreement and Voting Agreement, which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and are each incorporated herein by reference..

Item 8.01 Other Events.

On January 23, 2023, the Company issued a press release with respect to the Company entering into the Underwriting Agreement and on January 25, 2023, the Company issued a press release with respect to the closing of the Offering. A copy of each such press release is filed as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement between LogicMark, Inc. and Maxim Group LLC, dated January 23, 2023
4.1	Form of Warrant (1)
4.2	Form of Pre-Funded Warrant (1)
10.1	Form of Warrant Agency Agreement (1)
10.2	Form of Voting Agreement by and between the Company and certain investors in the Offering (2)
99.1*	Press Release announcing pricing of the Offering, dated January 23, 2023
99.2*	Press Release announcing closing of the Offering, dated January 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

(1)	Filed as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-268688) with the SEC on January 13, 2023.
(2)	Filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-268688) with the SEC on December 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2023	LogicMark, Inc.

	By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

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